Item 77C

Scudder Large Company Value Fund, a series of VALUE EQUITY TRUST

The Proxy Statement on Schedule 14A for Value Equity Trust (File No. 811-1444), is incorporated by reference to the Definitive Proxy Statement for such fund filed with the Securities and Exchange Commission on February 22, 2002.